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                                                                     EXHIBIT 3.4

                           ARTICLES OF INCORPORATION

                                       OF

                         AMERICAN MEDIA MARKETING, INC.

     WE, THE UNDERSIGNED, being desirous of associating ourselves together for the purposes of becoming a corporation for profit under the laws of the State of Florida, do make, subscribe and acknowledge these Articles of Incorporation, pursuant to Chapter 607 of the Florida Business Corporation Act, and other applicable provisions of the Corporation Law of the State of Florida, and acts amendatory thereof and supplemental thereto.

          FIRST: The name of the corporation is:

                         AMERICAN MEDIA MARKETING, INC.

          SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Florida.

          THIRD: The corporation shall be authorized to issue the following shares:

CLASS                                                NUMBER OF SHARES    PAR VALUE
-----                                                ----------------    ---------
COMMON............................................   1,000                 $.01

          FOURTH: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 801 N.E. 167th Street, Suite 300, in the City of North Miami Beach, County of Dade, State of Florida 33162 and the name of the registered agent at said address is United Corporate Services, Inc.

          FIFTH: The name and address of the incorporators are as follows:

                    NAME                                   ADDRESS
                    ----                                   -------
Maria R. Fischetti...........................    10 Bank Street
                                                 White Plains, New York 10606
Mark Skubicki................................    10 Bank Street
                                                 White Plains, New York 10606

          SIXTH: Any person who was or is a party or is threatened to be made a party to any proceeding, (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to be indemnified by the corporation to the full extent then permitted by law against liability incurred in connection with such proceeding, including any appeal thereof. Such right of indemnification shall incur whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall incur to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereof or adopted by the By-Laws, by any agreement, by vote of stockholders, by resolution or disinterested directors, by provision of law, or otherwise.

          SEVENTH: No director of the corporation shall be personally liable to the corporation or any other person for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a violation of criminal law, unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was lawful, (ii) for any transaction from which the director directly or indirectly derived an improper personal benefit, (iii) under
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     section 607.144 of the Florida General Corporation Act, (iv) for conscious disregard for the best interest of the corporation or willful misconduct, or (v) for recklessness or an act or omission which was committed in bad faith or with a malicious purpose or in a matter exhibiting wanton and willful disregard of human, rights, safety or property.

     IN WITNESS WHEREOF, the undersigned have this thirteenth day of May, 1997 made and subscribed these Articles of Incorporation at New York, New York for the uses and purposes aforesaid.

                                          /s/ MARIA R. FISCHETTI
                                          --------------------------------------
                                          MARIA R. FISCHETTI (SEAL)
                                          Maria R. Fischetti

                                          /s/ MARK SKUBICKI
                                          --------------------------------------
                                          Mark Skubicki

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